UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 5, 2017

AMERICANN, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54231	27-4336843
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3200 Brighton Blvd., Unit 144

Denver, CO 80216

(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (303) 862-9000

(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On June 5, 2017 AmeriCann released Campanelli Companies, the general contractor, and CBRE, AmeriCann’s project management team, to begin preliminary site work on AmeriCann’s Massachusetts Medical Cannabis Center (MMCC). The scope of the work will include site clearing, fence installation, project signage, delivery of a project construction trailer and installation of a “construction cam” to allow interested parties to view project progress on AmeriCann’s website when the construction is operational.

AmeriCann's flagship project, the Massachusetts Medical Cannabis Center, is 47 miles from Boston in the midst of the rapidly growing Massachusetts medical cannabis market. The MMCC project is approved for 1 million square feet, which will be developed in phases and is expected to be one of the most technologically advanced cultivation facilities in the nation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2017.

AMERICANN, INC.

By:	/s/ Timothy Keogh
Timothy Keogh, Chief Executive Officer